UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________

AMENDMENT NO. 1 TO FORM 8-K/A
___________

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2006

AGRONIX, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-15893	65-0664961
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

c/o American Union Securities 100 Wall Street 15th Floor New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 232-0120

1008-510 West Hastings Street, Vancouver, BC, Canada
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 10, 2006, Agronix, Inc., a Florida corporation (“Agronix” or the “Company”), Agronix Acquisition Corp., a Florida corporation (“Acquisition Corp.”), which is a wholly-owned subsidiary of Agronix, and Warner Nutraceutical International, Inc., a Delaware corporation (“WNI”), entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) pursuant to which Acquisition Corp. was merged with and into WNI, with WNI surviving as a wholly-owned subsidiary of the Company (the “Merger”). The Company issued to WNI shareholders 54,811,475 shares of Common Stock, par value $.001 per share, and 1,473,649.074 shares of Class A Preferred Stock, par value $.001 per share, of which each share is convertible into five hundred (500) shares of common stock, in consideration for a cash payment of $289,000 and all the outstanding shares of WNI at the effective time of the merger, will be canceled.

Upon closing of the Merger, WNI will become a wholly-owned subsidiary of Agronix. The former stockholders of the Company will own 45.2% of the issued and outstanding Common Stock of Agronix.

On the same date, Agronix entered into a Subsidiary Purchase Agreement with the Principal Shareholder.  The agreement provides that at any time during the period commencing 90 days after closing of the Merger and ending 180 days after closing of the Merger, Agronix may require the Principal Shareholder to purchase, or the Principal Shareholder may require Agronix to sell, all of American Waste Recovery, Inc., Agronix’s wholly owned subsidiary.  The purchase price will be $107,000 less any fees paid to reconcile liabilities within 90 days of closing of the Merger.  In addition, the Principal Shareholder will be required to indemnify Agronix against any liabilities that existed on the date of the closing of the Merger or that arose in connection with the operations of American Waste Recovery, Inc.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Overview. On May 12, 2006, the Merger described in Item 1.01 was completed (the “Closing”).

After the Closing, the Company had outstanding 100,000,000 shares of Common Stock, 1,473,649.074 shares of Class A Preferred Stock, of which each share is convertible into five hundred (500) shares of common stock, and 45,185,525 shares of Common Stock constitutes the Company’s current “public float”. Shares of the Company’s Common Stock were approved for public trading on the Over the Counter (OTC) Bulletin Board Market in May 2002 and are currently traded under the symbol (AGNI.OB).

Changes Resulting From the Merger. The Company does not intend to carry on its business which was operated through its wholly-owned subsidiary, American Waste Recovery, Inc. (“AWR”). Instead, it will operate its business through WNI’s wholly-owned subsidiary Harbin Yingxia Industrial Group Co., Ltd (“Yingxia”), a privately owned Chinese company primarily engaged in the development, production and sales of health food products. The Company has relocated its principal executive offices to those of Warner Nutraceutical International, Inc., c/o American Union Securities, 100 Wall Street, 15th Floor, New York, NY 10005, and its telephone number is (212) 232-0120.

Under Florida law, the Company did not require stockholder approval to complete the Merger, as the constituent corporations in the Merger were Acquisition Corp. and WNI. The Company was not a constituent corporation in the Merger. The Merger and its related transactions were approved by the requisite number of WNI stockholders by written consent in lieu of a meeting on May 10, 2006.

Description of the Company

The Company was incorporated in Florida on May 6, 1996, as RCA Trading Co. and changed its name to Agronix, Inc. on June 18, 2001. From then until the Merger, the Company operated its business through it’s wholly-owned subsidiary American Waste Recovery, Inc. (“AWR”), which was in the business of acquiring and developing technologies that convert organic wastes (animal manure, sewage sludge, bio-solids, produce processing waste, etc.) into agricultural products such as growth substrates, organic fertilizer, soil amendments and other value added agri-products, and developing a technology that is used to recover chemical commodities from organic waste for a wide variety of industries such as agriculture, food, oil and gas, paper, clothing and pharmaceuticals.

In April 2006, the Company was presented with the opportunity to merge with Warner Nutraceutical International, Inc., a Delaware corporation (“WNI”). WNI operates its business through its wholly-owned subsidiary Harbin Yingxia Industrial Group Co., Ltd. (“Yingxia”), a Chinese company primarily engaged in the development, production and sales of health food products. Upon the effectiveness of the Merger, the Company succeeded to the business of Yingxia, which will be continued as its sole line of business.

Description of Business

Unless otherwise indicated or the context otherwise requires, all references below to “Agronix” or the “Company” mean Agronix, Inc., Warner Nutraceutical International, Inc., and Harbin Yingxia Industrial Group Co., Ltd on a combined basis after the Merger.

Overview

Harbin Yingxia Industrial Group Co., Ltd (“Yingxia”) is a People’s Republic of China company primarily engaged in the development, production and sales of health food products. Relying on the raw materials produced in the soybean production base, green cactus production base and organic millet production base, the Company produces and processes hundreds of serial products of soybean meals and drinks, cactus nutritious meal and Gulong golden rice and beauty cosmetics of high quality, high nutrition, and high added value. The Company was founded in Harbin, Heilongjiang province of North China in 1998. It currently employs 180 people, including 8 persons who have senior professional and technical titles, and 24 special scientific research persons. In 2004, the Company generated sales revenue of approximately $4.6 million. Products are exported to Japan, Malaysia, Hong Kong, and Macao.

Products

The Company’s products and services are categorized into four major groups:

▪	Biologic soybean products series: include Biologic Soybean Milk, Instant Soybean Meal, Soybean Salad, Soybean Vegetable Meat, Soybean Chocolate, Soy Milk Film.

o
Soybean contains rich protein, non-saturated fat, calcium, vitamin B, and various minerals. Yingxia’s soybean products are processed to keep various prevention and cure functions against cancer, cardiovascular diseases, diabetes and the like.

▪	Longgu golden rice and deep processed products: include Longgu Golden Millet, Longgu Nutrition Powder, Longgu Nutrition Noodles.

o
Millet has multiple nutritional elements needed by the human body, such as carbohydrates, protein, vitamin B, and minerals, and is especially rich in protein amino acids. Yingxia’s millet products are processed to maintain the special nutritional and healthcare functions, including elimination of free radicals and heavy metal toxin, anti-radiation of x-ray and ultraviolet radiation, cancer-prevention, skin care, and the like.

▪	Cactus dry powder and deep processed products.

o
Cactus contains multiple protein amino acids, which have the function of preventing cancer cell from spreading, and the prevention and cure effects against obesity, aging, high blood pressure, high blood sugar, and cardiovascular disease.

o	During the SARS breakout in China in 2004, the Company’s cactus products were designated by the provincial government as the anti-SARS health food products.

▪	Health food fast restaurant chain: selling bean, golden rice, cactus series instant food and related products.

Market

With fast improvement of personal income and living standards in China, people are becoming increasingly health conscious. It has also become a worldwide trend for people to choose natural, non-polluted green, ecological friendly, health food and nutritional supplements over other food products. According to the market research company “Quatech China,” Chinese urban population’s spending on health food grows at an annual rate of around 17%. The size of the health food market exceeded 34.2 billion Yuan ($4.1billion U.S.) by the end of year 2000, and currently reaches 41 billion Yuan ($5 billion U.S.). The market is expected to reach 102.6 billion Yuan ($12.4 billion U.S.) by 2009.

Research and Development (“R&D”)

The Company has strong research and development capabilities. The Company internally developed Cactus dry powder and deep process technology, Longgu golden rice and deep process technology, and MT corn, fruit and vegetable functional food processing technology. The Company owns all of the intellectual property rights.

The Company also partners with Australian KING International Co., Ltd, which owns a patent in a leading soybean deep processing technology. The Company maintains close cooperative relationship with research resource at such institutions as Northeastern Agricultural University, Harbin Medical University, Heilongjiang Traditional Chinese Medicine and Pharmacology University. The Company will continue to leverage its technology advantage in Chinese medicine R&D and its research resource at its Post Doctorial Station, increase technology investment, and develop functional health food products with the concept of “Food and medicine from common source”, and will protect its R&D results with registered patents.

Development Strategy

The Company’s guiding strategy is “Using market as guidance, using technology as pillar, and using capital as bridge.” The Company will strive to maintain its comparative advantage in the industry, expand market share, and become the leading enterprise in the functional food market. The Company will continue to corporate with various science research institutes, increase technology investment, develop new products and keep up its technological advantage.

Based on the health food industry, the Company will expand its operation and diversify its product lines into cosmetics, enzyme technology, biological medicine, civil chemical, and agricultural products. With this strategy, the Company will be able to diversify its operating risk. The Company will also further develop its capital operation.

Sales and Marketing Strategy

▪	Adopt integrated sales & marketing strategy: combine direct sales and agent distribution.

▪	Establish direct sales network in the regions where the health food industry is concentrated.

▪	Enhance product appeal in various aspects including branding, packaging, pricing and function.

▪	Apply incentive mechanisms to its sales force.

Facilities

The Company’s facilities including office space, store fronts, storage areas, manufacturing space, and workshops total 54,000 square meters located in Harbin, Heilongjiang province of North China. For manufacturing purposes, there is 16,300 square meters of space which include workshops dedicated to soybean process, millet process and cactus process, and other facilities. This is also located in Harbin, Heilongjiang province of North China.

Manufacturing Capacity of the Company

▪	30,000 ton/year of soybean biological milk serial products;

▪	40,000 ton/year of fruit and vegetable series of functional food of Longgu golden rice and MT millet; and

▪	1,500 tons/year of caucus try powder.

Management

Ms. Jiao Yingxia, an officer and director, invested 50 million Yuan ($6 million) into Yingxia and controls 58.9% of the Yinxia shares. Ms. Jiao graduated from Harbin University of Chinese Medicine in 1989, and is a special research fellow of the Chinese Academy of Science. She has many years experience in the medical and hospital management fields prior to founding Yingxia in 1998.

RISKS FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Please note that throughout this prospectus, the words “we”, “our” or “us” refer to Agronix, Inc., Warner Nutraceutical International, Inc. and Harbin Yingxia Industrial Group Co., Ltd.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF MS. JIAO OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED MANAGERIAL AND SALES PERSONNEL HAVING EXPERIENCE IN BUSINESS, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

Our success depends to a significant extent upon the continued service of Ms. Yingxia Jiao, our Chief Executive Officer. Loss of the services of Ms. Jiao could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Ms. Jiao. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense.

There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

WE FACE SIGNIFICANT COMPETITION IN CHINA’S HEALTH FOOD INDUSTRY AND SUCH COMPETITION CAN REDUCE OUR REVENUES RESULTING IN A NEGATIVE EFFECT ON OUR FINANCIAL PERFORMANCE

We compete in a highly competitive business. Our products will compete directly with other health food companies. Our revenue is subject to economic conditions and any adverse change in the market could have a material and adverse effect on our ability to sell our products. Future operations are further subject to many factors that could have an adverse effect upon our financial performance.

These factors include:

• economic conditions, both generally and relative to the health food and farming industries;
• shifts in population and other demographics;
• the level of competition for health food products;
• fluctuations in farming and manufacturing costs;
• technological changes and innovations; and
• changes in governmental regulations and policies and actions of federal regulatory bodies.

Although we believe that our products will be able to compete effectively and will continue to attract new buyers, there can be no assurance that we will be able to maintain or increase our current revenues. Our competitors have advantages over us including greater name recognition and significantly greater financial, sales and marketing and other resources.

WE RELY ON GOVERNMENTAL CLASSIFICATIONS TO OPERATE AS A FARMING INDUSTRY AND THE LOSS OF THIS CLASSIFICATION WOULD HAVE A MATERIAL ADVERSE IMPACT ON OUR BUSINESS.

Companies which are classified as belonging to the farming industry are granted special tax breaks and incentives. The Company is currently classified as a farming industry. If the Company were to lose this classification due to a change in government policy, there would be material effects to our operating model.

The risks of operation lie in such factors as products not being accepted by the market, technology being outdated or replaced, mismanagement of capital and production, unstable supply of material, competition from imported products along with the entry to the WTO, change of government policy, and the like.

IF WE FAIL TO INTRODUCE NEW PRODUCTS OR SERVICES, OR OUR EXISTING PRODUCTS OR SERVICES ARE NOT ACCEPTED BY POTENTIAL CUSTOMERS, WE MAY NOT GAIN OR MAY LOSE MARKET SHARE.

Rapid technological changes and frequent new product and service introductions are typical for the markets we serve. Our future success will depend in part on continuous, timely development and introduction of new products and services that address evolving market requirements. To the extent we fail to introduce new andinnovative products or services, we may lose market share to potential competitors, which will be difficult or impossible to regain. Any inability, for technological or other reasons, to successfully develop and introduce new products or services could reduce our growth rate or damage our business.

We may experience delays in the development and introduction of products or services. We cannot assure that we will keep pace with the rapid rate of change in waste collection and disposal research or that our new products will adequately meet the requirements of the marketplace or achieve market acceptance. We have not experienced any difficulties with the preceding factors. However, there can be no assurance that we will not experience difficulties in the future. The expenses or losses associated with unsuccessful product or service development or lack of market acceptance of our new products and services could materially adversely affect our business, operating results and financial condition.

OUR PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS OWN A CONTROLLING INTEREST IN
OUR VOTING STOCK AND INVESTORS WILL NOT HAVE ANY VOICE IN OUR MANAGEMENT.

In connection with the acquisition of WNI and its wholly-owned operating subsidiary Yingxia, we have issued 1,473,649.074 shares of Class A Preferred Stock, of which each share is convertible into five hundred (500) shares of Common Stock, to the shareholders of WNI, including several which are now officers and directors. The Class A Preferred Stock is convertible into 736,815,544 shares of common stock and, in the aggregate, has the right to cast 736,815,544 votes in any vote by our shareholders. As a result, our officers and directors in the aggregate will have the right to cast approximately 95% of all votes by our shareholders. Thus, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval, including:

▪	election of our board of directors;
▪	removal of any of our directors;

▪	amendment of our certificate of incorporation or bylaws; and
▪	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CLASS A PREFERRED STOCK WILL CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

Upon an increase in the authorized number of shares of our common stock, the holders of the Class A Preferred Stock will have the right to convert their shares into 736,815,544 shares of common stock, which will result in substantial dilution to the interests of other stockholders.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

“PENNY STOCK” RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

• Make a suitability determination prior to selling a penny stock to the purchaser;
• Receive the purchaser’s written consent to the transaction; and
• Provide certain written disclosures to the purchaser.

IF WE FAIL TO ADEQUATELY MANAGE OUR GROWTH, WE MAY NOT BE SUCCESSFUL IN GROWING OUR BUSINESS AND BECOMING PROFITABLE

We expect our business and number of employees to grow over the next year. We expect that our growth will place significant stress on our operation, management, employee base and ability to meet capital requirements sufficient to support our growth over the next 12 months. Any failure to address the needs of our growing business successfully could have a negative impact on our chance of success.

Management is fully aware of these risks, and believes that these are manageable risks and does not post real threats to the Company’s healthy development.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus.

 Background on Company

 Overview

We operate our business through our wholly owned subsidiary. Therefore, we own 100% of Warner Nutraceutical International, Inc. which owns 100% of Harbin Yingxia Business Group., Ltd. Harbin Yingxia Business Group Co., Ltd. (“Yingxia”) is a People’s Republic of China company primarily engaged in the development, production and sales of health food products. Relying on the raw materials produced in the soybean production base, green cactus production base and organic millet production base, Yingxia produces and processes hundreds of serial products of soybean meals and drinks, cactus nutritious meal and Gulong golden rice and beauty cosmetics of high quality, high nutrition, and high added value. Yangxia was founded in Harbin, Heilongjiang province of North China in 1998. It currently employs 180 people, including 8 persons who have senior professional and technical titles, and 24 special scientific research persons. In 2004, Yingxia generated sales revenue of approximately $4.6 million USD. Products are exported to Japan, Malaysia, Hong Kong, and Macao.

Results of operations for the year ended December 31, 2005 and 2004

Income before Income Taxes

Income before Income Taxes for the year ended December 31, 2005 or the “Current Year,” increased by $686,958 to $2,733,852 as compared to $2,046,894 in the year ended December 31, 2004 or the “Previous Year.” The increase is primarily related to the increase of our sales network and revenues.

Selling, General and Administrative Expenses

Selling, General and Administrative expenses decreased to $422,318 during the Current Year from $702,883 in 2004. Selling expenses are a significant part of our expenditures and relate directly to the marketing of products. We anticipate similar expenditures for the foreseeable future.

Net Income

Income for the year ended December 31, 2005 or the “Current Year,” increased by $468,525 to $1,839,945 as compared to $1,371,420 in the year ended December 31, 2004 or the “Previous Year.” Per share amounts for the Current Year and Previous Year were of two cents $0.02 and three cents $0.03, respectively. This is due to the increase in share capital from 40,512,022 shares in 2004 to 85,000,000 shares in 2005.

Liquidity and Capital Resources

Our Current Years Working Capital is $350,934.

Cash flows used in operating activities were $2,885,456 in the Current Year as compared to $262,146 in the Previous Year. The increase in the cash provided by operating activities was primarily the result of the advances to suppliers.

Cash flows from investing activities were $(1,165,260) for the year ended December 31, 2005 as compared to $(3,269,731) for the year ended December 31, 2004. The increase in cash provided by operating activities is primarily due to the purchase of property and equipment and additions to construction in process in 2004.

Corporate Information Regarding the Company and its Subsidiaries

The Company was incorporated in Florida on May 6, 1996, as RCA Trading Co. and changed its name to Agronix, Inc. on June 18, 2001.

American Waste Recovery, Inc. was incorporated In Nevada on January 20, 2000.

Warner Nutraceutical International, Inc. was incorporated in Delaware on September 12, 2005.

Harbin Yingxia Industrial Group Co., Ltd (“Yingxia”), a People’s Republic of China company was formed in 1998.

The Company’s principal executive office is located at c/o American Union Securities, 100 Wall Street, 15th Floor, New York, NY 10005, and its telephone number is (212) 232-0120.

Employees

The Company has 180 full time employees.

Properties

The Company’s facilities including office space, store fronts, storage areas, manufacturing space, and workshops total 54,000 square meters located in Harbin, Heilongjiang province of North China. For manufacturing purposes, there is 16,300 square meters of space which include workshops dedicated to soybean process, millet process and cactus process, and other facilities. This is also located in Harbin, Heilongjiang province of North China.

Government Regulation

The Company operates in the direct marketing space of the Nutraceutical industry in China. In this space, in order to directly market their products to agents and end users as opposed to large distribution channels and markets, companies are required to maintain physical store fronts. Consumers are able to purchase and return products at these store fronts throughout the country. This ensures for high barriers to entry to the market.

The government has recently loosened these requirements. Companies which meet certain criteria which include, but are not limited to, minimum levels of net assets and revenues will beginning in 2006 be allowed to execute a direct sales market model.

Legal Proceedings

Neither the Company nor any of its subsidiaries is a party to any pending legal proceedings.

Directors and Executive Officers

The following table sets forth information regarding the members of the Company’s Board of Directors and its executive officers following the Closing Date. The directors listed below will serve until the next annual meeting of the Company’s stockholders.

Name	Age	Position
Jiao Yingxia	54	Chief Executive Officer, Chief Financial Officer and Director

The principal occupation for the past five years (and, in some instances, for prior years) of each of our directors and officers are as follows:

Ms. Jiao became our Chief Executive Officer, Chief Financial Officer and Director upon consummation of the Merger on May 12, 2006. She graduated from Harbin University of Chinese Medicine in 1997 and is a certified nutritionist of Heilongjiang province. She had many years experience in the medical field and hospital management before she founded the Yingxia group in 1998. She still serves as its President and CEO. Since October 2000, she has served as Vice Chairman of the Senior Welfare Foundation of Heilongjiang. Since August 2002, she has also served as the Vice Chairman of the Safe Food Association of Heilongjiang. In addition, since June 2004, she has served as the Vice Chairman of the Association of Corporate Management of Heilongjiang.

Board of Director Composition and Committees

Immediately following the Merger, the Company’s Board of Directors is comprised of one director, Jiao Yingxia.Within 90 days after the closing of the Merger, the Company expects to increase the size of its Board to at least one more director to satisfy the audit committee financial expert requirement.

Director Compensation

Following the Merger, the Company may compensate non-management directors through the issuance of stock awards including, without limitation, stock options, restricted stock awards, stock grants and/or stock appreciation rights. The Company intends to make such awards pursuant to a stock option plan or employee incentive plan to be approved by the Company.

Audit Committee Financial Expert

Within 90 days of the closing of Merger, the Company will appoint an independent director to serve on the Company’s Audit Committee as an audit committee financial expert. This person shall be independent (as such term is used in Item 7(d) (3) (iv) of Schedule 14A under the Exchange Act).

Executive Officer Employment Agreements

Currently, we do not have employment agreements and, therefore, all employment is on an “at-will” basis. It is expected that the Company will enter into an employment agreement with its sole executive officer.

Indemnification of Directors and Officers

As permitted by the provisions of the Florida Business Corporation Act (“FBCA”) and Delaware General Corporation Law (“DGCL”), the Company has the power to indemnify any person made a party to an action, suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the Company, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, our best interest and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

The Company must indemnify a director, officer, employee or agent who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer, employee or agent, against expenses actually and reasonably incurred by them in connection with the defense.

The Company may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by the Company.

The FBCA and DGCL also permits a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was

•	a director, officer, employee or agent of the corporation,

•	or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises.

Such coverage may be for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not the corporation has the authority to indemnify them against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to officers, directors or persons controlling our company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Executive Compensation

The following executives of the Company received compensation in the amounts set forth in the chart below for the year ended December 31, 2005. No other item of compensation was paid to any officer or director of the Company other than reimbursement of expenses.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation
						Awards	Payouts
Name And Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen-ation ($)	Restricted Stock Award(s) ($)	Securities Under-lying Options /SARs ($)	LTIP Payouts ($)	All Other Compen-sation ($)
Jiao Yingxia, Chief Executive Officer and Chief Financial Officer	2005	$10,000 USD	0	0	0	0	0	0
	2004	$9,000 USD	0	0	0	0	0	0
	2003	$8,000 USD	0	0	0	0	0	0

Certain Relationships and Related Transactions

None.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the number of shares of Common Stock beneficially owned on May 12, 2006, the Closing Date, by each person who is known by the Company to beneficially own 5% or more of the Company’s Common Stock, each of the Company’s directors and executive officers, and all of the Company’s directors and executive officers, as a group:

Name and Address	Number of Shares Owned Beneficially	Percent of Class

Jiao Yingxia (1)(7) c/o American Union Securities, 100 Wall Street - 15th Floor New York, New York 10005	27,159,086 392,255,646(4)	27.16%(2) 46.87%(3)

Lantin Deng(7) c/o American Union Securities, 100 Wall Street - 15th Floor New York, New York 10005	8,199,797 118,428,747(5)	8.20%(2) 14.15%(3)

Fuling Jiao(8) c/o American Union Securities, 100 Wall Street - 15th Floor New York, New York 10005	3,792,9548 54,781,214(6)	3.79%(2) 6.56%(3)

Epsom Investment Services 16 Pietermaai Curacao, Netherlands, Antilles	7,800,000	7.80%(2) 0.93%(3)

All directors and executive officers as a group (1 in number)	392,255,646(4)	27.16%(2) 46.87%(3)

(1) The person listed is an officer and director of the Company.

(2) Based on 100,000,000 shares of common stock issued and outstanding as of May 12, 2006.

(3) Based on 836,824,537 shares of common stock issued and outstanding. This is based on the following: In accordance with the Merger, the Company issued 1,473,649.074 shares of Class A Preferred Shares. Each Class A Preferred Share converts to 500 shares of common stock. Therefore, the 1,473,649.74 Class A Preferred Shares convert to an aggregate of 736,824,537 shares of common stock. In addition, the Company has 100,000,000 shares of common stock issued and outstanding resulting in 836,824,537 shares of common stock issued and outstanding on a fully diluted basis. The Company intends to take all steps necessary to increase its authorized shares of common stock to 1,000,000,000.

(4) In the Merger, Jiao Yingxia received 730,193.12 shares of Class A Preferred Stock. This equals 365,096,560 shares of common stock on a fully diluted basis. Therefore, Jiao Yingxia will own an aggregate of 392,255,646 shares of common stock on a fully diluted basis.

(5) In the Merger, Lantin Deng received 220,457.90 shares of Class A Preferred Stock. This equals 110,228,950 shares of common stock on a fully diluted basis. Therefore, Lantin Deng will own an aggregate of 118,428,747 shares of common stock on a fully diluted basis.

(6) In the Merger, Fuling Jiao received 101,976.52 shares of Class A Preferred Stock. This equals 50,988,260 shares of common stock on a fully diluted basis. Therefore, Fuling Jiao will own an aggregate of 54,781,214 shares of common stock on a fully diluted basis.

(7) Lantin Deng is the husband of Jiao Yingxia.

(8) Fuling Jiao is the father  of Jiao Yingxia.

Description of Securities

Upon closing the acquisition of WNI, and the filing of a certificate of amendment with the State of Florida, the total number of shares that the Company will be authorized to issue will be 100,000,000 million shares of common stock, par value $0.001 per share, and 10,000,000 million shares of preferred stock, par value $0.001 per share. The Company will have the full 100,000,000 shares of common stock outstanding; and 1,473,649.074 of Class A Preferred Stock outstanding. Such Class A Preferred Stock is convertible into shares of common stock at the rate of 500 to 1. Since the Company has issued all of its authorized shares, it intends to take whatever steps are necessary to increase its authorized shares of common stock to 1,000,000,000 shares so that the holders of Class A Preferred Stock can convert such shares to common stock.

All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitled the hold thereof (a) to one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (b) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (c) to participate pro rata in any distribution of assets available for distribution upon liquidation. Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights.

The Company’s certificate of incorporation also provides that the board of directors has the flexibility to set new classes, series, and other terms and conditions of the preferred shares. Preferred shares may be issued from time to time in one or more series in the discretion of the board of directors. The board has the authority to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

Preferred shares may be issued in the future by the board without further stockholder approval and for such purposes as the board deems in the best interest of our company including future stock splits and split-ups, stock dividends, equity financings and issuances for acquisitions and business combinations. In addition, such authorized but unissued common and preferred shares could be used by the board of directors for defensive purposes against a hostile takeover attempt, including (by way of example) the private placement of shares or the granting of options to purchase shares to persons or entities sympathetic to, or contractually bound to support, management. We have no such present arrangement or understanding with any person. Further, the common and preferred shares may be reserved for issuance upon exercise of stock purchase rights designed to deter hostile takeovers, commonly known as a “poison pill.”

Market Price Of and Dividends On Our Common Equity And Other Stockholder Matters

The Company’s common stock was included on the OTC Bulletin Board under the symbol AGNI.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On May 12, 2006, we issued an aggregate of 54,811,475 shares of our restricted common stock and 1,473,649.074 shares of our Class A Preferred Stock to the following parties pursuant to the Merger Agreement:

Name	Common Stock	Class A Preferred Stock
Yingxia Jiao	27,159,086	730,193.12
Lantin Deng	8,199,797	220,457.90
Lixue Deng	2,603,545	69,998.33
Fuling Jiao	3,792,954	101,976.52
Yufeng Hu	2,439,111	65,577.38
Guozhen Peng	1,145,560	30,799.27
Yingjuan Jiao	509,747	13,704.94
Yingli Jiao	509,747	13,704.94
Lanqing Deng	509,747	13,704.94
Yingjie Jiao	509,747	13,704.94
Limei Deng	509,747	13,704.94
Kaixin Tan	449,454	12,083.92
Haining Zhang	164,434	4,420.95
Huaqin Zhou	2,630,950	70,735.15
Warner Technology & Investment Corp. (1)	2,532,290	68,082.59
American Union Securities (2)	981,125	26,378.32
John C. Leo	164,434	4,420.95

        (1) Dr. Huakang Zhou is the beneficial owner of Warner Technology & Investment Corp.
    (2) John C. Leo is the beneficial owner of American Union Securities.

Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The above investors were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the above investors had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

Item 3.03. Material Modification of Rights of Security Holders.

On May 10, 2006, pursuant to our articles of incorporation and Section 607.0602 of the Florida Business Corporation Act, we designated a class of preferred shares as Class A Preferred Stock whereby each share of Class A Preferred Stock is convertible into five hundred (500) shares of common stock and carries all the same rights as common stock. On May 12, 2006, we filed with the Florida Secretary of State the amendment to our articles of incorporation regarding the designation.

Item 5.01. Changes in Control of Registrant.

On May 12, 2006, we issued 54,811,475 shares of our common stock to the shareholders of WNI. After such issuance, the shareholders of WNI owned approximately 55% of our issued and outstanding shares.

Accounting Treatment; Change of Control. The merger is being accounted for as a “reverse merger,” since the former stockholders of WNI own a majority of the outstanding shares of the Company’s Common Stock immediately following the Merger. No arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the Company’s board of directors and, to the Company’s knowledge, no other arrangements exist that might result in a change of control in the future. As a result of the issuance of the 54,811,475 shares of Common Stock and the change in the majority of the Company’s directors, a change in control occurred on the date of the consummation of the Merger. As of the time immediately following the closing, the Company continued to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, as amended.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Upon closing of the Merger on May 12, 2006, the Company’s current directors and officers, Brian Hauff, President, CEO, CFO and Director; Peter J. Barnett, Secretary and Director; and Charles Mayer, Director, resigned.

Upon closing of the Merger on May 12, 2006, Jiao Yingxia became the Company’s Chief Executive Officer, Chief Financial Officer and Director and John Leo became the Company’s Secretary and Director.

Item 5.06 Change in Shell Company Status.

Pursuant to the terms of the Merger, we are no longer designated as a shell company. Item 1.01 is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Financial Statements of Warner Nutraceutical International, Inc. and its wholly-owned operating subsidiary Harbin Yingxia Industrial Group Co., Ltd, wholly-owned subsidiaries of the registrant.

(b)	Exhibits

Exhibit No.   Exhibits

3.1	Designation and Amendment to Articles of Incorporation (Included as Exhibit 3.1 to Form 8-K filed May 12, 2006, and incorporated herein by reference)

10.1
Agreement of Merger and Plan of Reorganization among Agronix, Inc., Agronix Acquisition Corp., and Warner Nutraceutical International, Inc. (Included as Exhibit 10.1 to Form 8-K filed May 12, 2006, and incorporated herein by reference)

10.2	Subsidiary Purchase Agreement (Included as Exhibit 3.1 to Form 8-K filed May 12, 2006, and incorporated herein by reference)

99.1
Audited Financial Statements for the years ended December 31, 2004 and 2005 for Warner Nutraceutical International, Inc. and its wholly-owned operating subsidiary Harbin Yingxia Industrial Group Co., Ltd, wholly-owned subsidiaries of the registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRONIX, INC.

Dated: May 22, 2006	By:	/s/ Jiao Yingxia
Name: Jiao Yingxia
Title: Chief Executive Officer, Chief Financial Officer